Exhibit 99.1

LEXINGTON
REALTY TRUST

# Quarterly Supplemental Information

# Third Quarter 2018

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

September 30, 2018

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS THIRD QUARTER 2018 RESULTS

New York, NY - November 6, 2018 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Generated Net Income attributable to common shareholders of $216.2 million, or $0.90 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $58.2 million, or $0.24 per diluted common share.
•	Disposed of 21 office assets to a newly-formed joint venture for an aggregate gross disposition price of $725.8 million and acquired a 20% interest in the joint venture for an aggregate cost of $53.7 million.
•	Sold seven additional non-industrial properties for an aggregate gross sale price of $113.7 million.
•	Acquired three industrial properties for an aggregate cost of $71.1 million.
•	Repurchased and retired 945,880 common shares at an average price of $8.08 per share.
•	Repaid $195 million, net under its unsecured revolving credit facility and repaid $151 million of its 2020 term loan.
•	Completed 867,000 square feet of new leases and lease extensions with portfolio 96.8% leased at quarter end.

Subsequent Events

•	Repaid $149 million of remaining balance of its 2020 term loan.
•	Repurchased and retired 2,681,215 common shares at an average price of $8.06 per share and increased repurchase authorization by 10.0 million common shares.
•	Sold an office property for a gross sale price of $16.0 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release. GAAP net income is different than taxable income.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented, “Our repositioning efforts during the third quarter led to the successful disposition of $839 million of non-industrial assets, which included a $726 million office portfolio sold to a newly-formed joint venture. Disposition and reinvestment initiatives this year have increased industrial revenues to over 60% of our overall portfolio while significantly reducing our office exposure. During the quarter, we acquired $71 million of high-quality industrial assets, retired $346 million of corporate debt and repurchased and retired 0.9 million common shares. We are extremely pleased with our third quarter execution, and, as we look ahead, we remain committed to disposing of non-industrial assets so our portfolio consists of primarily single-tenant, net-leased industrial assets.”

3

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2018, total gross revenues were $100.0 million, compared with total gross revenues of $97.7 million for the quarter ended September 30, 2017. The increase was primarily attributable to revenue generated from 2018 and 2017 property acquisitions and new leases, partially offset by property sales and lease expirations.

Net Income Attributable to Common Shareholders

For the quarter ended September 30, 2018, net income attributable to common shareholders was $216.2 million, or $0.90 per diluted share, compared with net income attributable to common shareholders for the quarter ended September 30, 2017 of $3.9 million, or $0.02 per diluted share. The change between periods relates primarily to the timing of gains on sales and impairments recognized on real estate, including the gains on sales of 21 office assets during the quarter ended September 30, 2018.

Adjusted Company FFO

For the quarter ended September 30, 2018, Lexington generated Adjusted Company FFO of $58.2 million, or $0.24 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2017 of $60.7 million, or $0.25 per diluted share.

Dividends/Distributions

As previously announced, during the third quarter of 2018, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2018 of $0.1775 per common share/unit, which was paid on October 15, 2018 to common shareholders/unitholders of record as of September 28, 2018. Lexington previously declared two cash dividends of $0.812 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarters ended September 30, 2018 and December 31, 2018 which are expected to be paid on November 15, 2018 and February 15, 2019, respectively, to Series C Preferred Shareholders of record as of October 31, 2018 and January 31, 2019, respectively.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS

Primary Tenant	Location	Sq. Ft.	Property Type	Initial Basis ($000)	Approximate Lease Term (Yrs)
Wal-Mart	Spartanburg, SC	341,660	Industrial	$27,632	6
UNIS	Pasadena, TX	257,835	Industrial	23,868	5
Teasdale Foods	Carrollton, TX	356,855	Industrial	19,564	7
		956,350		$71,064

The above were acquired at aggregate weighted-average GAAP and cash capitalization rates of 6.1% and 5.6%, respectively.

4

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
United HealthCare(2)	San Antonio, TX	Office	$27,650	$1,814	$2,149	July	100.0%
Kmart	Galesburg, IL	Other	100	294	11	July	100.0%
Encompass Health	Vineland, NJ	Other	20,200	1,173	1,176	July	100.0%
Gavilon Group	Omaha, NE	Office	46,250	3,309	2,998	August	100.0%
K-VA-T Food Stores	Chattanooga, TN	Other	1,100	103	130	August	100.0%
Nextel Communications	Hampton, VA	Office	10,375	548	1,162	August	100.0%
Orange Business Services	Herndon, VA	Office	8,000	1,060	1,867	August	100.0%
			$113,675	$8,301	$9,493

JOINT VENTURE DISPOSITION - 21 PROPERTIES

Primary Tenant	Location	Property Type	Gross Disposition Price (1) ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Various(3)	Various	Office	$725,800	$28,582	$58,967	August	98.6%

(1)	Quarterly period prior to sale; excluding impairment charges, annualized.
(2)	$3.2 million of the sale price placed into escrow to fund future tenant allowances.
(3)	Properties sold/contributed to newly-formed joint venture. Lexington acquired a 20% interest in the joint venture for $53.7 million.

These dispositions resulted in aggregate gains on sales of $202.4 million.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office
1	Meridian	ID	T-Mobile	06/2019	06/2026	77,484
2	Rockaway(2)	NJ	Atlantic Health	12/2029	12/2031	92,326
3	Glendale	AZ	Honeywell	07/2019	07/2024	252,300
4	Columbus	IN	Cummins	07/2019	07/2024	390,100
4	Total office lease extensions					812,210

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Arlington	TX	N/A	10/2021	4,979
2	Houston	TX	Pulte Homes	09/2027	20,978
3	Phoenix	AZ	Valor IT	07/2025	28,710
3	Total new office leases				54,667

7	TOTAL NEW AND EXTENDED LEASES				866,877

(1)	Leases greater than 10,000 square feet.
(2)	Property sold to newly-formed joint venture.

As of September 30, 2018, Lexington's portfolio was 96.8% leased.

5

BALANCE SHEET/CAPITAL MARKETS

In the third quarter of 2018, Lexington repurchased and retired 945,880 common shares at an average price of $8.08 per share under its repurchase authorization announced on July 2, 2015 in the amount of 10.0 million common shares. As of September 30, 2018, there were approximately 4.7 million common shares remaining to be repurchased under the authorization. Subsequent to quarter end, Lexington repurchased and retired 2,681,215 common shares at an average price of $8.06 per share bringing the total common shares repurchased in 2018 to 4,552,870 at an average price of $8.04 per share. In addition, subsequent to quarter end, Lexington's Board of Trustees increased the amount of common shares available for repurchase by 10.0 million common shares. As a result, there are 12,046,218 common shares available for repurchase as of November 6, 2018.

Also, in the third quarter, Lexington repaid $195 million, net, under its unsecured revolving credit facility and ended the quarter with no amounts outstanding. In addition, Lexington repaid $151 million of the 2020 term loan and satisfied an aggregate of $110.1 million of non-recourse mortgage debt, including debt encumbering assets sold to the newly-formed joint venture.

2018 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2018 will be within an expected range of $0.90 to $0.92.

Additionally, Lexington now estimates that its Adjusted Company FFO for the year ended December 31, 2018 is expected to be within a range of $0.93 to $0.95 per diluted common share, which is an increase from its previous guidance of $0.92 to $0.94 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2018 CONFERENCE CALL

Lexington will host a conference call today, November 6, 2018, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2018. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through February 5, 2019, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10125219. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

6

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

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Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

8

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Gross revenues:
Rental	$91,815	$89,704	$283,986	$265,923
Tenant reimbursements	8,143	7,985	24,102	23,549
Total gross revenues	99,958	97,689	308,088	289,472
Expense applicable to revenues:
Depreciation and amortization	(37,716)	(43,495)	(129,693)	(128,706)
Property operating	(10,678)	(11,694)	(33,061)	(36,784)
General and administrative	(7,482)	(7,963)	(23,899)	(25,561)
Litigation reserve	—	(2,050)	—	(2,050)
Non-operating income	766	1,005	1,666	4,997
Interest and amortization expense	(21,159)	(18,887)	(63,224)	(57,828)
Debt satisfaction gains (charges), net	(2,228)	2,424	(2,228)	2,378
Impairment charges and loan loss	(2,542)	(21,986)	(90,860)	(43,577)
Gains on sales of properties	202,371	10,645	239,577	55,078
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	221,290	5,688	206,366	57,419
Provision for income taxes	(444)	(375)	(1,326)	(1,174)
Equity in earnings (losses) of non-consolidated entities	4	283	192	(1,064)
Net income	220,850	5,596	205,232	55,181
Less net income attributable to noncontrolling interests	(2,834)	(55)	(3,225)	(448)
Net income attributable to Lexington Realty Trust shareholders	218,016	5,541	202,007	54,733
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(253)	(52)	(279)	(183)
Net income attributable to common shareholders	$216,190	$3,916	$197,010	$49,832

Net income attributable to common shareholders - per common share basic	$0.91	$0.02	$0.83	$0.21
Weighted-average common shares outstanding – basic	237,354,669	237,989,098	237,577,198	237,632,572

Net income attributable to common shareholders - per common share diluted	$0.90	$0.02	$0.83	$0.21
Weighted-average common shares outstanding – diluted	246,058,298	241,702,715	241,660,588	241,442,227

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
Assets:
Real estate, at cost	$3,005,959	$3,936,459
Real estate - intangible assets	418,268	599,091
	3,424,227	4,535,550
Less: accumulated depreciation and amortization	934,096	1,225,650
Real estate, net	2,490,131	3,309,900
Assets held for sale	134,744	2,827
Cash and cash equivalents	128,444	107,762
Restricted cash	263,543	4,394
Investment in and advances to non-consolidated entities	70,879	17,476
Deferred expenses, net	15,211	31,693
Rent receivable – current	3,584	5,450
Rent receivable – deferred	54,551	52,769
Other assets	10,853	20,749
Total assets	$3,171,940	$3,553,020

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$585,369	$689,810
Revolving credit facility borrowings	—	160,000
Term loans payable, net	447,099	596,663
Senior notes payable, net	495,825	495,198
Trust preferred securities, net	127,271	127,196
Dividends payable	48,384	49,504
Liabilities held for sale	1,446	—
Accounts payable and other liabilities	29,239	38,644
Accrued interest payable	10,234	5,378
Deferred revenue - including below market leases, net	19,163	33,182
Prepaid rent	10,909	16,610
Total liabilities	1,774,939	2,212,185

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 238,946,145 and 240,689,081 shares issued and outstanding in 2018 and 2017, respectively	24	24
Additional paid-in-capital	2,803,581	2,818,520
Accumulated distributions in excess of net income	(1,518,669)	(1,589,724)
Accumulated other comprehensive income	652	1,065
Total shareholders’ equity	1,379,604	1,323,901
Noncontrolling interests	17,397	16,934
Total equity	1,397,001	1,340,835
Total liabilities and equity	$3,171,940	$3,553,020

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$216,190	$3,916	$197,010	$49,832

Weighted-average number of common shares outstanding - basic	237,354,669	237,989,098	237,577,198	237,632,572

Net income attributable to common shareholders - per common share basic	$0.91	$0.02	$0.83	$0.21

Diluted:
Net income attributable to common shareholders - basic	$216,190	$3,916	$197,010	$49,832
Impact of assumed conversions	4,159	(173)	2,505	(192)
Net income attributable to common shareholders	$220,349	$3,743	$199,515	$49,640

Weighted-average common shares outstanding - basic	237,354,669	237,989,098	237,577,198	237,632,572
Effect of dilutive securities:
Unvested share-based payment awards and options	382,956	66,748	463,922	95,788
Preferred shares - Series C	4,710,570	—	—	—
Operating partnership units	3,610,103	3,646,869	3,619,468	3,713,867
Weighted-average common shares outstanding - diluted	246,058,298	241,702,715	241,660,588	241,442,227

Net income attributable to common shareholders - per common share diluted	$0.90	$0.02	$0.83	$0.21

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$216,190	$3,916	$197,010	$49,832
Adjustments:
Depreciation and amortization	37,063	42,015	126,442	124,633
Impairment charges - real estate, including non-consolidated entities	2,542	21,986	90,860	41,795
Noncontrolling interests - OP units	2,586	(173)	2,506	(192)
Amortization of leasing commissions	653	1,480	3,251	4,073
Joint venture and noncontrolling interest adjustment	980	259	1,496	864
Gains on sales of properties, including non-consolidated entities and net of tax	(202,242)	(10,645)	(239,448)	(56,530)
FFO available to common shareholders and unitholders - basic	57,772	58,838	182,117	164,475
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	253	52	279	183
FFO available to all equityholders and unitholders - diluted	59,598	60,463	187,114	169,376
Litigation reserve	—	2,050	—	2,050
Debt satisfaction charges, net	2,228	(2,424)	2,228	(2,378)
Loan loss	—	—	—	5,294
Other(1)	(3,613)	612	(6,733)	1,100
Adjusted Company FFO available to all equityholders and unitholders - diluted	58,213	60,701	182,609	175,442

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(5,367)	(4,002)	(16,246)	(12,552)
Lease incentives	404	515	1,459	1,456
Amortization of above/below market leases	89	320	313	1,180
Lease termination payments, net	(308)	(142)	(925)	(437)
Non-cash interest, net	1,031	795	3,355	1,447
Non-cash charges, net	1,635	2,066	5,199	6,199
Tenant improvements	(69)	(4,072)	(6,663)	(10,067)
Lease costs	(1,273)	(2,228)	(3,074)	(5,284)
Company Funds Available for Distribution	$54,355	$53,953	$166,027	$157,384

Per Common Share and Unit Amounts
Basic:
FFO	$0.24	$0.24	$0.76	$0.68

Diluted:
FFO	$0.24	$0.24	$0.76	$0.69
Adjusted Company FFO	$0.24	$0.25	$0.74	$0.71

Basic:
Weighted-average common shares outstanding - basic EPS	237,354,669	237,989,098	237,577,198	237,632,572
Operating partnership units(2)	3,610,103	3,646,869	3,619,468	3,713,867
Weighted-average common shares outstanding - basic FFO	240,964,772	241,635,967	241,196,666	241,346,439

Diluted:
Weighted-average common shares outstanding - diluted EPS	246,058,298	241,702,715	241,660,588	241,442,227
Unvested share-based payment awards and options	—	655,228	—	650,348
Preferred shares - Series C	—	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	246,058,298	247,068,513	246,371,158	246,803,145

(1)	"Other" primarily consisted of the acceleration of below-market lease intangible accretion in 2018 and transaction related costs in 2017.
(2)	Includes OP units other than OP units held by Lexington.

12

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2018 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2018
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.90	$0.92
Depreciation and amortization	0.69	0.69
Impact of capital transactions	(0.66)	(0.66)
Estimated Adjusted Company FFO per diluted common share	$0.93	$0.95

(1)	Assumes all convertible securities are dilutive.

13

LEXINGTON REALTY TRUST

2018 Third Quarter Investment / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant	Location		Square Feet (Approx.)	Property Type	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Wal-Mart	Spartanburg	SC	342,000	Industrial	$27,632	August	07/2024
2	UNIS	Pasadena	TX	258,000	Industrial	23,868	August	08/2023
3	Teasdale Foods	Carrollton	TX	357,000	Industrial	19,564	September	03/2025

3	TOTAL PROPERTY INVESTMENTS			957,000		$71,064

CAPITAL RECYCLING

PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	United HealthCare (3)	San Antonio	TX	Office	$27,650	$1,814	$2,149	July	100%	$194.04
2	Kmart	Galesburg	IL	Other	100	294	11	July	100%	1.05
3	Encompass Health	Vineland	NJ	Other	20,200	1,173	1,176	July	100%	514.16
4	Gavilon Group	Omaha	NE	Office	46,250	3,309	2,998	August	100%	361.87
5	K-VA-T Food Stores	Chattanooga	TN	Other	1,100	103	130	August	100%	26.11
6	Nextel Communications	Hampton	VA	Office	10,375	548	1,162	August	100%	103.10
7	Orange Business Services	Herndon	VA	Office	8,000	1,060	1,867	August	100%	60.32

7	TOTAL PROPERTY DISPOSITIONS				$113,675	$8,301	$9,493

JOINT VENTURE DISPOSITION - 21 PROPERTIES

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
Various (4)	Various	Office	$725,800	$28,582	$58,967	August	98.6%	$189.83

Footnotes

(1)	Quarterly period prior to sale; excluding impairment charges, annualized.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	$3.2 million of the sale price placed into escrow to fund potential future tenant allowances.
(4)	Properties sold/contributed to newly-formed joint venture. Lexington acquired a 20% interest in the joint venture for $53.7 million.

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LEXINGTON REALTY TRUST

2018 Third Quarter Financing Summary

DEBT RETIRED

Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Fixed Rate	Maturity Date
Consolidated Mortgage Debt:
Erwin, NY	Corning	Industrial	$6,708	5.910%	10/2018
Charlotte, NC (1)	AvidXchange	Office	37,400	5.298%	01/2033
Charlotte, NC (1)	AvidXchange	Office	8,500	5.000%	12/2022
Richmond, VA (1)	McGuireWoods	Office	57,500	5.191%	02/2031

			$110,108

CORPORATE LEVEL FINANCING
	Quarterly Activity, Net ($000)	Rate	Maturity Date
Revolving Credit Facility	$ 195,000 satisfaction	LIBOR plus 100 bps	08/2019
2020 Term Loan	$ 151,000 satisfaction	LIBOR plus 110 bps	08/2020

Footnotes

(1)	Assumed by newly-formed joint venture.

15

LEXINGTON REALTY TRUST

2018 Third Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (3)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(2)	Prior Cash Rent Per Annum ($000)(2)

	Office

1	T-Mobile	Meridian	ID	06/2019	06/2026	77,484	$1,439	$1,105	$1,356	$1,510
2	Atlantic Health (4)	Rockaway	NJ	12/2029	12/2031	92,326	1,345	1,345	1,562	1,562
3	Honeywell	Glendale	AZ	07/2019	07/2024	252,300	2,099	1,902	2,054	2,014
4	Cummins	Columbus	IN	07/2019	07/2024	390,100	4,868	4,540	4,925	4,762

4	Total office lease extensions					812,210	$9,751	$8,892	$9,897	$9,848

				`
4	TOTAL EXTENDED LEASES					812,210	$9,751	$8,892	$9,897	$9,848

NEW LEASES

	Tenant (3)	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(2)
	Office / Multi-tenant Office
1	N/A	Arlington	TX	10/2021	4,979	$85	$85
2	Pulte Homes	Houston	TX	09/2027	20,978	257	280
3	Valor IT	Phoenix	AZ	07/2025	28,710	536	577

3	Total office new leases				54,667	$878	$942

3	TOTAL NEW LEASES				54,667	$878	$942

7	TOTAL NEW AND EXTENDED LEASES				866,877	$10,629	$10,839

16

LEXINGTON REALTY TRUST

2018 Third Quarter Leasing Summary (Continued)

NEW VACANCY (5)

Tenant	Location		Lease Expiration Date	Sq. Ft.	2017 GAAP Rent ($000)	2017 Cash Rent ($000)(2)
Industrial
Plastic Omnium	Duncan	SC	09/2018	221,833	$1,025	$1,025

Footnotes

(1)	Assumes twelve months rent from the later of 10/1/18 or lease commencement/extension, excluding free rent periods as applicable.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Leases greater than 10,000 square feet.
(4)	Property sold to newly-formed joint venture.
(5)	Excludes multi-tenant properties and non-consolidated investments.

17

LEXINGTON REALTY TRUST

Other Revenue Data

9/30/2018

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Nine months ended
	9/30/18 (1)(4)	9/30/18 Percentage	9/30/17 Percentage
Industrial	$135,999	60.7%	41.9%
Office	75,661	33.7%	53.0%
Other
Multi-tenant	8,370	3.7%	2.8%
Retail	2,203	1.0%	1.2%
Specialty	2,023	0.9%	1.1%
	$224,256	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Nine months ended
	9/30/18 (1)(4)	9/30/18 Percentage	9/30/17 Percentage
Investment Grade	$100,263	44.7%	39.4%
Non-Investment Grade	39,728	17.7%	15.9%
Unrated	84,265	37.6%	44.7%
	$224,256	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 9/30/18	As of 9/30/17
	8.5 years	9.1 years

Rent Estimates for Current Assets

Year	GAAP (3)(4)	Cash (3)	Difference
2018 - remaining	$75,736	$71,174	$(4,562)
2019	283,843	272,504	(11,339)

Footnotes

(1)	Nine months ended 9/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2018.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 9/30/2018, and (3) no properties are sold or acquired after 9/30/2018.
(4)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

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LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

9/30/2018

($000)

Same-Store NOI (1)

	Nine months ended September 30,
	2018	2017
Total Cash Rent	$182,008	$181,482
Tenant Reimbursements	12,611	10,848
Property Operating Expenses	(20,891)	(19,366)
Same-Store NOI	$173,728	$172,964

Change in Same-Store NOI	0.4%

Same-Store Percent Leased (2)	As of 9/30/18	As of 9/30/17
	95.6%	98.5%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2018 and 2017. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2018 and 2017.
(3)	Based on nine months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of September 30, 2018. Excludes parking operations and rents from prior tenants.

19

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

9/30/2018

($000, except square footage)

Asset Class	YE 2015	YE 2016	YE 2017	Q3 2018

Industrial
% of ABR (1)	30.5%	39.7%	43.6%	60.7%
LTL (5)	47.4%	50.8%	47.1%	41.6%
STL (6)	52.6%	49.2%	52.9%	58.4%
Leased	99.6%	99.9%	99.9%	99.9%
Wtd. Avg. Lease Term (2)	10.1	10.4	10.6	9.8
Mortgage Debt	$292,293	$240,790	$193,529	$207,787
% Investment Grade (1)	27.9%	26.2%	28.9%	36.2%
Square Feet	25,693,585	27,476,653	35,396,894	38,196,782

Office
% of ABR (1)	49.6%	52.9%	51.8%	33.7%
LTL (5)	23.2%	26.9%	30.1%	21.4%
STL (6)	76.8%	73.1%	69.9%	78.6%
Leased	99.6%	99.6%	99.2%	99.4%
Wtd. Avg. Lease Term (2)	7.2	7.2	7.7	5.9
Mortgage Debt	$329,696	$490,948	$495,842	$375,942
% Investment Grade (1)	48.0%	48.1%	52.0%	65.1%
Square Feet	12,847,877	11,569,940	10,881,264	5,886,614

Other
% of ABR (1)(7)	19.9%	7.4%	4.6%	5.6%
LTL (5)	74.7%	20.9%	26.1%	19.0%
STL (6)	25.3%	79.1%	73.9%	81.0%
Leased	64.7%	60.5%	81.8%	53.1%
Wtd. Avg. Lease Term (2)(3)	15.3	9.5	10.1	10.6
Mortgage Debt	$269,336	$13,435	$7,697	$6,906
% Investment Grade (1)	8.4%	16.0%	12.9%	14.2%
Square Feet	3,728,561	4,277,704	2,335,904	3,100,018

Loans Receivable	$95,871	$94,210	$-	$-
Construction in progress (4)	$103,954	$111,771	$4,219	$1,212

Footnotes

(1)	Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.
(2)	Cash basis.
(3)	Cash basis adjusted to reflect NY land leases to the first purchase option date, as applicable.
(4)	Includes development classified as real estate under construction on a consolidated basis.
(5)	Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.
(6)	Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.
(7)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets in Q3 2018.

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LEXINGTON REALTY TRUST

Portfolio Composition

9/30/2018

As a Percent of Gross Book Value (1)

Portfolio Composition (2) (3)

Footnotes

(1)	Based on gross book value of real estate assets and real estate under construction as of 9/30/2018; excludes held for sale assets.
(2)	Based on respective period GAAP rent, excluding termination income.
(3)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets in Q3 2018.

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LEXINGTON REALTY TRUST

Components of Net Asset Value

9/30/2018

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties nine month net operating income (NOI) (1)
Industrial	$121,180
Office	63,994
Other
Multi-Tenant	2,188
Specialty	1,629
Retail	478
Total Net Operating Income	$189,469

Lexington's share of non-consolidated nine month NOI (1)
NNN-OFFICE JV
Office	$845
OTHER JV
Office	$323
Other	1,363
$1,686
Other income
Advisory fees	$701

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2018	$204,554
Wholly-owned assets less than 70% leased	$41,292

Add other assets:
Assets held for sale	$134,744
Construction in progress	1,212
Developable land	6,357
Cash and cash equivalents	128,444
Restricted cash	263,543
Accounts receivable, net	3,584
Other assets	10,853
Total other assets	$548,737

Liabilities:
Corporate level debt (face amount)	$1,078,120
Mortgages and notes payable (face amount)	590,635
Dividends payable	48,384
Liabilities held for sale	1,446
Accounts payable, accrued expenses and other liabilities	50,382
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	110,430
Total deductions	$1,976,167

Common shares & OP units at 9/30/2018	242,556,248

Footnotes

(1)	NOI for the existing property portfolio at September 30, 2018, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2018. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

22

LEXINGTON REALTY TRUST

Top Markets

9/30/2018

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 9/30/18 (1)(4)
1	Houston-Sugar Land-Baytown, TX	10.1%
2	Memphis, TN-MS-AR	7.5%
3	Kansas City, MO-KS	5.1%
4	Detroit-Warren-Livonia, MI	4.6%
5	Kennewick-Pasco-Richland, WA	4.4%
6	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.8%
7	Nashville-Davidson-Murfreesboro-Franklin, TN	3.2%
8	Dallas-Fort Worth-Arlington, TX	2.9%
9	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.7%
10	Atlanta-Sandy Springs-Marietta, GA	2.3%
11	San Jose-Sunnyvale-Santa Clara, CA	2.2%
12	Jackson, MS	2.1%
13	Indianapolis-Carmel, IN	1.6%
14	Phoenix-Mesa-Scottsdale, AZ	1.6%
15	Columbus, IN	1.5%
16	Greenville-Anderson-Mauldin, SC	1.5%
17	Champaign-Urbana, IL	1.4%
18	Columbus, OH	1.3%
19	Charlotte-Concord-Gastonia, NC-SC	1.3%
20	Jackson, TN	1.3%
	Total Top Markets (3)	62.7%

Footnotes

(1)	Nine months ended 9/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2018.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.
(4)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

23

LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

9/30/2018

Footnotes

(1)	Nine months ended 9/30/2018 GAAP rent, excluding termination income, recognized for consolidated single-tenant office properties owned as of 9/30/2018.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

24

LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)(2)

9/30/2018

Footnotes

(1)	Nine months ended 9/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2018.
(2)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

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LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

9/30/2018

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 9/30/2018 ($000) (1)(4)	Percent of GAAP Rent as of 9/30/2018 ($000) (1) (2) (4)
The Dow Chemical Company	1	664,100	1.4%	$11,137	5.0%
Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	1	456,412	1.0%	9,850	4.4%
Nissan North America, Inc.	2	2,971,000	6.3%	9,620	4.3%
FedEx Corporation / Federal Express Corporation	2	661,616	1.4%	9,111	4.1%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	7	2,053,359	4.4%	7,456	3.3%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	1.0%	6,080	2.7%
United States of America	2	329,229	0.7%	6,028	2.7%
Undisclosed (3)	3	1,090,383	2.3%	5,355	2.4%
Watco Dock & Rail III, L.L.C. (Watco Companies, L.L.C.)	1	132,449	0.3%	5,080	2.3%
Xerox Corporation	1	202,000	0.4%	4,981	2.2%
	22	9,036,671	19.2%	$74,698	33.3%

Footnotes

(1)	Nine months ended 9/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2018.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Tenant is a domestic subsidiary of an international automaker.
(4)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

26

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

9/30/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 9/30/2018	Percent of GAAP Rent as of 9/30/2018	Percent of GAAP Rent as of 9/30/2017
2018 - remaining	4	$5,814	2.7%	3.4%
2019	15	18,255	8.5%	9.3%
2020	12	13,254	6.2%	5.2%
2021	14	17,539	8.2%	6.4%
2022	4	4,655	2.2%	3.8%
2023	9	7,332	3.4%	4.0%
2024	16	18,867	8.8%	5.7%
2025	12	10,622	5.0%	9.2%
2026	9	10,543	4.9%	5.5%
2027	11	23,867	11.1%	7.5%
Thereafter	35	83,634	39.0%	37.9%

Total (1)	141	$214,382	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations, lease termination income and the acceleration of below-market lease intangible accretion on three Kmart assets.

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LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Properties GAAP Basis

9/30/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 9/30/2018	Percent of GAAP Rent as of 9/30/2018
2018 - remaining	34	$6,734	3.0%
2019	24	18,782	8.5%
2020	19	13,376	6.1%
2021	20	19,844	9.0%
2022	4	4,655	2.1%
2023	10	7,332	3.3%
2024	18	19,178	8.7%
2025	15	11,989	5.4%
2026	9	10,543	4.8%
2027	12	23,867	10.8%
Thereafter	37	84,515	38.3%

Total (1)	202	$220,815	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations, lease termination income and the acceleration of below-market lease intangible accretion on three Kmart assets.

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LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2018	12/31/2018	1133 Poplar Creek Rd.	Henderson	NC	–	Staples	196,946	652	665	-	-
		2935 Van Vactor Dr.	Plymouth	IN	–	Bay Valley Foods	300,500	642	642	-	-
		749 Southrock Dr.	Rockford	IL	–	Jacobson Warehouse	150,000	353	405	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	–	L'Oreal USA	649,250	1,958	2,113	16,688	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	–	Owens Corning	250,410	427	427	-	-
		200 Arrowhead Dr.	Hebron	OH	–	Owens Corning	400,522	683	683	-	-
		2415 US Hwy. 78 East	Moody	AL	–	Michelin	595,346	1,056	1,087	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	–	Michelin	1,164,000	2,586	2,586	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	–	TI Automotive	133,221	714	900	6,740	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	–	ODW Logistics	772,450	1,008	1,010	-	-
		3102 Queen Palm Dr.	Tampa	FL	–	Time	229,605	926	1,010	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	–	Mimeo.com	107,400	314	336	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever	443,380	1,119	966	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	–	Geodis America	639,800	1,870	1,847	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	–	Walgreen Co.	205,016	589	381	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	–	Kraft Heinz	344,700	1,065	1,058	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	–	Hamilton Beach	1,170,218	1,812	1,447	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	–	Ingram Micro	701,819	1,359	1,405	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	–	Dana	150,945	1,310	1,520	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	–	Quickie Manufacturing	423,280	1,017	1,077	-	-
	12/31/2021	3686 South Central Ave.	Rockford	IL	–	Pierce Packaging	93,000	237	237	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	–	Tire Rack	257,849	1,007	1,052	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	–	MAHLE Industries	268,104	679	668	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	–	Unis	257,835	139	135	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	–	United Technologies	289,330	553	553	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	–	Continental Tire	741,880	1,711	1,657	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	–	General Electric	851,370	1,926	1,958	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	–	United Technologies	993,685	1,349	1,471	883	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	–	Boeing	124,539	1,977	1,951	-	-
	7/31/2024	5795 North Blackstock Road	Spartanburg	SC	–	Wal-Mart	341,660	184	179	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	–	Caterpillar	309,400	911	903	-	-

29

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity
2024	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	–	Tower Automotive	311,612	1,193	1,137	-	-
		2115 East Belt Line Rd.	Carrollton	TX	–	L.E. Klein	58,202	12	9	-	-
2025	3/31/2025	2115 East Belt Line Rd.	Carrollton	TX	13	Teasdale	298,653	66	53	-	-
	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	–	Dana	336,350	1,009	1,009	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	–	Metalsa / Dana	424,904	1,266	1,266	-	-
		4010 Airpark Dr.	Owensboro	KY	–	Metalsa / Dana	211,598	906	906	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	–	Metalsa / Dana	167,770	403	403	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	–	Metalsa / Dana	539,592	2,129	2,129	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	–	Boral Limited	420,597	1,314	1,760	6,764	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	–	Royal Appliance	458,000	1,546	1,576	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	–	Owens Corning	18,620	412	413	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg	500,500	1,903	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	–	Calsonic Kansei	310,000	971	901	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	–	Kitchen Collection	475,218	869	854	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	–	Dana	222,200	433	433	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	–	Amazon.com	769,500	2,015	1,905	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	–	Libbey	646,000	1,624	1,645	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	–	Estée Lauder	241,977	860	868	-	-
		736 Addison Rd.	Erwin	NY	–	Corning	408,000	1,038	1,044	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	–	Amazon.com	446,500	930	801	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	–	Nissan	1,466,000	4,700	4,507	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	Undisclosed / HVAC	849,275	2,245	2,071	-	-
		200 Sam Griffin Rd.	Smyrna	TN	–	Nissan	1,505,000	4,920	4,682	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	–	Arrow Electronics	74,739	305	296	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	–	McCormick	615,600	1,843	1,310	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	–	Kellogg	1,062,055	2,958	2,766	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	–	Hillman Group	264,598	610	610	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	–	Georgia-Pacific	1,121,120	2,802	2,481	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	–	FedEx	140,330	3,851	3,756	40,862	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	–	United States Cold Storage	296,972	1,627	1,601	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	–	Tenneco	246,508	512	631	-	-

30

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	–	Sephora	716,080	1,307	852	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	–	IAC Group	276,782	1,305	1,233	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	–	Asics	855,878	3,291	3,066	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	–	Hollander	208,000	697	650	-	-
		4015 Lakeview Corporate Drive	Edwardsville	IL	–	Spectrum	1,017,780	917	720	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	–	ARYZTA	188,166	2,690	2,530	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed / Automaker	400,400	1,776	1,550	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	–	Vulcan	-	1,592	1,464	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed / Automaker	500,023	1,926	1,795	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	–	Pacific Natural Foods	508,277	2,340	1,933	-	-
		26700 Bunert Road	Warren	MI	–	Lipari	260,243	2,912	2,572	25,850	11/2032
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	–	Nicholas	180,235	1,917	1,703	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	–	Vista Outdoor	813,126	3,147	2,766	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	–	Spitzer	187,800	1,826	1,585	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	–	Spitzer	262,095	1,433	1,243	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	–	Stella & Chewy's	164,007	1,574	1,406	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer	456,412	9,850	8,440	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	16	Undisclosed / Automaker	189,960	1,653	1,653	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	–	Clearwater Paper	673,425	2,089	1,823	-	-
	6/30/2036	100 Ryobi Drive	Anderson	SC	23	One World Technologies	1,327,022	3,335	2,819	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	–	O'Neal Industries	215,000	1,404	1,169	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	–	Watco	132,449	5,080	4,349	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	–	Golden State Enterprises	165,493	2,533	1,978	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	–	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.9% Leased	38,196,782	$135,999	$127,930	$207,787

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2018	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	–	Swiss Re	320,198	4,167	4,152	32,297	05/2019
2019	1/31/2019	820 Gears Rd.	Houston	TX	–	Ricoh	78,895	885	884	-	-
	2/28/2019	10475 Crosspoint Blvd.	Indianapolis	IN	–	DMC Insurance	3,764	54	54	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	–	Swiss Re	155,925	1,913	1,913	15,388	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	23	Federal Express	521,286	5,260	5,326	-	-
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	–	John Wiley	123,047	1,701	1,758	-	-
		9601 Renner Blvd.	Lenexa	KS	–	T-Mobile USA	77,484	857	1,137	8,265	12/2019
	12/31/2019	2800 Waterford Lake Dr.	Midlothian	VA	22	Alstom Power	99,057	1,638	1,769	-	-
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	–	Oce - USA Holding	143,290	1,683	1,875	18,862	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	–	CaremarkPCS	59,748	580	588	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	–	T-Mobile West	75,016	742	745	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	–	T-Mobile USA	78,610	860	1,129	8,202	10/2020
	9/30/2020	9200 South Park Center Loop	Orlando	FL	24	ECMC Group	59,927	852	893	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	–	Morgan Lewis	289,432	3,223	3,378	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	–	Car-Tel	1,220	47	47	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	–	NJ Natural Gas	157,511	2,830	2,830	8,847	01/2021
		2050 Roanoke Rd.	Westlake	TX	–	Charles Schwab	130,199	1,552	1,592	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	11	TSYS	62,218	748	1,001	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	–	Butler America Aerospace	4,979	-	-	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	–	CAE	123,734	1,750	1,959	12,297	11/2021
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	–	United States of America	159,644	2,353	2,415	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	–	CoxCom	28,591	421	421	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	–	New Cingular Wireless	70,100	874	841	-	-
2023	6/30/2023	420 Riverport Rd.	Kingsport	TN	–	Kingsport Power	42,770	141	233	-	-

32

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity
2023	9/30/2023	1701 Market St.	Philadelphia	PA	–	CBC Restaurant	8,070	158	168	-	-
	10/31/2023	3943 Denny Ave.	Pascagoula	MS	–	Huntington Ingalls	94,841	445	445	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	–	Xerox	202,000	4,981	5,303	33,624	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	–	MED3000	32,000	430	432	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	–	Wells Fargo	169,083	1,462	1,436	-	-
		3480 Stateview Blvd.	Fort Mill	SC	–	Wells Fargo	169,218	1,519	1,437	-	-
	7/15/2024	19019 North 59th Ave.	Glendale	AZ	–	Honeywell	252,300	1,469	1,489	-	-
	7/31/2024	500 Jackson St.	Columbus	IN	–	Cummins	390,100	3,405	3,571	8,826	07/2019
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	–	HQ Global Workplaces	14,236	231	231	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	23	Alstom Power	84,404	944	932	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	–	Triumph Group	111,409	1,229	1,311	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	–	Infotech Enterprise	13,590	153	158	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	–	TruMark Financial	2,641	189	189	-	-
2026	6/30/2026	3265 East Goldstone Dr.	Meridian	ID	–	T-Mobile USA	77,484	830	1,118	8,077	08/2019
2027	1/31/2027	1701 Market St.	Philadelphia	PA	–	Drybar	1,975	106	79	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	–	United States of America	169,585	3,675	3,547	32,112	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10, 23, 25	Oregon Research Institute	80,011	1,575	1,374	-	-
2029	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	–	Faurecia	278,000	2,660	2,461	-	-
	7/31/2029	2999 Southwest 6th St.	Redmond	OR	12	T-Mobile USA / Consumer Cellular	77,260	1,101	1,337	-	-
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	–	Versum	95,133	1,327	914	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	–	Dow	664,100	11,137	9,279	189,145	10/2036
N/A	N/A	1701 Market St.	Philadelphia	PA	–	Parking Operations	-	1,504	1,504	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	–	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	–	(Available for Lease)	31,830	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.4% Leased	5,886,614	$75,661	$75,655	$375,942

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Retail
2019	1/31/2019	12080 Carmel Mountain Rd.	San Diego	CA	17	Kmart	107,210	5,571	67	-	-
		21082 Pioneer Plaza Dr.	Watertown	NY	17	Kmart	120,727	994	99	-	-
		255 Northgate Dr.	Manteca	CA	17, 23	Kmart	107,489	1,941	105	-	-
		97 Seneca Trail	Fairlea	WV	–	Kmart	90,933	262	69	-	-
2023	2/28/2023	733 East Main St.	Jefferson	NC	23	Delhaize	34,555	117	120	-	-
	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	–	Kroger	31,170	119	119	-	-
2024	3/31/2024	B.E.C. 45th St./Lee Blvd.	Lawton	OK	–	Safeway	30,757	144	139	-	-
N/A	Vacancy	832 N. Westover Blvd .	Albany	GA	–	(Available for Lease)	45,554	-	-	-	-
Specialty
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	–	Home Depot	-	162	195	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	–	30 Charm City	-	224	224	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	–	Littlestone Brotherhood	31,180	1,431	1,004	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	–	201 NC Leasehold	-	206	206	-	-
Multi-tenant (4)(8)(14)
	Various	50 Tyger River Dr.	Duncan	SC	11	Vacant	221,833	769	769	-	-
	Various	100 Barnes Rd.	Wallingford	CT	11	Vacant	44,400	254	270	-	-
	Various	11511 Luna Rd.	Farmers Branch	TX	4 (90%)	IBM	181,072	1,884	1,092	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4 (49%)	Saipem	155,407	534	373	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (65%)	Multi-Tenant	138,940	786	1,028	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4 (64%)	Vallen Distribution	50,247	295	295	6,906	02/2021
	Various	2210 Enterprise Dr.	Florence	SC	4 (21%)	Caliber Funding	176,557	586	625	-	-
	Various	3456 Meyers Ave.	Memphis	TN	11	Vacant	780,000	1,031	504	-	-
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	1,725	1,701	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (48%)	Multi-Tenant	77,459	506	506	-	-
OTHER TOTAL/WEIGHTED AVERAGE						53.1% Leased	3,100,018	$19,541	$9,510	$6,906

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						96.8% Leased	47,183,414	$231,201	$213,095	$590,635

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity (21)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	7	Career Education Corporation	317,198	20%	396	394	362,800	09/2021
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	7	Rogue Wave Software	20,000	20%	27	27	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	7	Nissan	268,445	20%	360	325	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	7	TXU	247,254	20%	326	271	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	7	Experian Holdings	292,700	20%	278	264	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	7	Georgia Power	111,911	20%	140	119	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	7	Schlumberger	554,385	20%	541	481	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	7	Motel 6	138,443	20%	218	194	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	7	Syneos	97,000	20%	115	100	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	5	Richmond Belly Ventures	2,568	20%	1	1	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	7	Amazon.com	68,693	20%	106	98	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	5	Sumitomo	8,503	20%	2	2	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	7	GHX Ultimate Parent	86,877	20%	128	108	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	7	Boehringer Ingelheim USA	98,849	20%	182	167	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	7	MS Consultants	42,290	20%	59	54	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	7	TMG Health	150,000	20%	200	185	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	7	TriZetto	166,912	20%	360	323	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	7	Nevada Power	282,000	20%	298	266	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	--	McGuireWoods	224,537	20%	80	76	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	5	The Riverstone Group	25,707	20%	8	7	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	7	United States of America	68,985	20%	104	123	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	5	Towne Bank	26,047	20%	9	8	-	-
	12/31/2031	333 Mt. Hope Ave.	Rockaway	NJ	7	Atlantic Health	92,326	20%	156	113	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	–	AvidXchange	201,450	20%	518	453	45,900	12/2022; 01/2033
	10/31/2032	143 Diamond Ave.	Parachute	CO	7	Alenco	49,024	20%	96	94	-	-
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	7	Arrow Electronics	128,500	20%	246	204	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	5	The City of Richmond, Virginia	-	20%	5	5	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	7	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	5	(Available for Lease)	42,947	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.6% Leased	3,823,461		$4,959	$4,462	$466,200

35

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	GAAP Rent as of 9/30/2018 ($000) (3)	Cash Rent as of 9/30/2018 ($000) (2)	9/30/2018 Debt Balance ($000)	Debt Maturity (21)
OTHER NON-CONSOLIDATED PROPERTIES
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	–	RehabCare Group	55,646	15%	2,049	1,926	13,687	05/2019
2033	10/31/2033	607 & 611 Lumsden Professional Ct.	Brandon	FL	20	BluePearl	8,500	15%	154	154	-	-
		4525 Ulmerton Rd.	Clearwater	FL	20	BluePearl	3,000	15%	92	92	-	-
		455 Abernathy Rd.	Atlanta	GA	20	BluePearl	32,000	15%	907	760	-	-
		820 Frontage Rd.	Northfield	IL	20	BluePearl	14,000	15%	359	359	-	-
		4126 Packard Rd.	Ann Arbor	MI	20	BluePearl	3,500	15%	43	43	-	-
		29080 Inkster Rd.	Southfield	MI	20	BluePearl	38,000	15%	955	851	18,791	11/2018
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	–	British Schools	274,000	25%	4,830	4,830	49,275	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	428,646		$9,389	$9,015	$81,753

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.8% Leased	4,252,107		$14,348	$13,477	$547,953

Footnotes

1	Square footage leased or available.
2	Nine months ended 9/30/2018 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Nine months ended 9/30/2018 GAAP rent, excluding termination income.
4	Percent represents % leased as of 9/30/2018.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	NNN Office JV obtained a $362.8 million mortgage which is cross-collateralized and cross-defaulted.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	ConAgra Foods, Inc. provides credit support.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	T-Mobile USA lease expires 1/31/2019; however, new tenant (Consumer Cellular Incorporated) lease expires 7/31/2029.
13	Teasdale Foods, Inc. lease for 240,451 sqft (original space) expires 3/31/2025; however 58,202 sqft (expansion space) lease expires 12/31/2026. Subsequent to 9/30/2018, lease for both spaces extended to 12/31/2033.
14	The multi-tenanted properties incurred approximately $3.0 million in operating expenses, net for the nine months ended 9/30/2018.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	GAAP rent includes the acceleration of below-market lease intangible accretion.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	See Annual Report and other applicable disclosures for actual tenant names.
20	All debt is cross-collateralized and cross-defaulted.
21	Interest rates range from 4.0% to 5.3% at 9/30/2018.
22	Tenant exercised an early termination option.
23	Property held for sale at 9/30/2018.
24	Subsequent to 9/30/2018, ECMC Group paid $1.5 million to terminate its lease and a new 10 year and five month lease was signed with CardWorks Servicing.
25	Property sold subsequent to 9/30/2018.

36

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	9/30/2018

Adjusted Company FFO Payout Ratio	72.0%

Unencumbered Assets	$2.8 billion

Unencumbered NOI	72.0%

(Debt + Preferred) / Gross Assets	42.3%

Debt/Gross Assets	40.0%

Secured Debt / Gross Assets	14.1%

Net Debt / Adjusted EBITDA	4.3	x

(Net Debt + Preferred) / Adjusted EBITDA	4.7	x

Credit Facilities Availability (2)	$505.0 million

Unsecured Debt / Unencumbered NOI	5.5	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

37

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	9/30/2018
Bank Loans:

Maximum Leverage	<60%	40.1%
Fixed Charge Coverage	>1.5x	2.6	x
Recourse Secured Indebtedness Ratio	<10% cap value	0.0%
Secured Indebtedness Ratio	<45%	19.7%
Unsecured Debt Service Coverage	>2.0x	4.8	x
Unencumbered Leverage	<60%	26.2%

Bonds:

Debt to Total Assets	<60%	40.8%
Secured Debt to Total Assets	<40%	14.4%
Debt Service Coverage	>1.5x	3.7	x
Unencumbered Assets to Unsecured Debt	>150%	297.7%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

38

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

9/30/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
INDUSTRIAL
North Berwick, ME		$883	3.560%	04/2019	$894	$-
Streetsboro, OH		16,688	5.749%	09/2019	1,306	16,338
Lavonia, GA		6,740	5.460%	12/2020	741	5,895
Chester, SC		6,764	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY		40,862	3.500%	03/2028	4,879	-
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
		$207,787	4.304%	7.8	$14,755	$144,124

OFFICE
Overland Park, KS		$32,297	5.891%	05/2019	$1,705	$31,812
Kansas City, MO		15,388	5.883%	05/2019	813	15,179
Columbus, IN		8,826	2.210%	07/2019	3,971	4,993
Meridian, ID		8,077	6.010%	08/2019	650	7,675
Lenexa, KS		8,265	6.270%	12/2019	774	7,770
Boca Raton, FL		18,862	6.470%	02/2020	1,542	18,414
Oakland, ME		8,202	5.930%	10/2020	750	7,660
Wall, NJ		8,847	6.250%	01/2021	3,774	-
Whippany, NJ		12,297	6.298%	11/2021	1,344	10,400
Palo Alto, CA		33,624	3.970%	12/2023	7,059	-
Lenexa, KS		32,112	3.700%	11/2027	3,106	10,000
Lake Jackson, TX		189,145	4.040%	10/2036	12,347	11,305
		$375,942	4.577%	10.7	$37,835	$125,208
OTHER
Charleston, SC		$6,906	5.850%	02/2021	$520	$6,632
		$6,906	5.850%	2.3	$520	$6,632

Subtotal/Wtg. Avg./Years Remaining (i)		$590,635	4.496%	9.6	$53,110	$275,964

39

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

9/30/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Term Loan	(b)(g)	$149,000	3.240%	08/2020	$4,895	$149,000
Term Loan	(h)	300,000	2.625%	01/2021	7,984	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	4.039%	04/2037	5,288	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,078,120	3.668%	5.5	$39,792	$1,078,120
Total/Wtg. Avg./Years Remaining (i)	(e)	$1,668,755	3.961%	6.9	$92,902	$1,354,084

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Term loan satisfied subsequent to 9/30/18.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate is three month LIBOR plus 170 bps.
(e)	See reconciliations of non-GAAP measures in this document.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate was fixed at 1.09% through February 2018 via interest rate swap agreements on the then $250.0 million of borrowings.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements on $255.0 million of borrowings.
(i)	Total shown may differ from detailed amounts due to rounding.

40

LEXINGTON REALTY TRUST

Debt Maturity Schedule

9/30/2018

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2018 - remaining	$6,560	$-	$-
2019	26,681	83,767	-
2020	23,174	31,969	149,000
2021	23,433	17,032	300,000
2022	22,120	-	-
	$101,968	$132,768	$449,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

41

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

9/30/2018

($000)

Balance Sheet

Other assets	$10,853

The components of other assets are:

Deposits	$200
Equipment	480
Prepaids	1,530
Other receivables	1,345
Deferred lease incentives	6,646
Interest rate swap derivative asset	652

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$29,239

Accounts payable and accrued expenses	$15,605
CIP accruals and other	3,625
Taxes	352
Deferred lease costs	6,128
Deposits	1,512
Escrows	488
Transaction costs	1,529

42

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

43

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

44

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Nine months ended September 30, 2018

Cash Rent Reconciliation:

Rental revenue as reported	$283,986

Rental revenue from sold properties	(51,860)
Lease termination income	(925)

GAAP rent per supplement	231,201

GAAP rent adjustments: (1)
Straight-line adjustments	(12,275)
Lease incentives	690
Amortization of above/below market leases	(6,521)

Cash rent per supplement	$213,095

Consolidated debt reconciliation September 30, 2018:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$585,369	$5,266	$-	$590,635
Revolving credit facility borrowings (3)	-	-	-	-
Term loans payable (3)	447,099	1,901	-	449,000
Senior notes payable(3)	495,825	2,872	1,303	500,000
Trust preferred securities (3)	127,271	1,849	-	129,120
Consolidated debt	$1,655,564	$11,888	$1,303	$1,668,755

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

45

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Nine months ended September 30,
	2018	2017

Net Income	$205,232	$55,181

Interest and amortization expense	63,224	57,828
Provision for income taxes	1,326	1,174
Depreciation and amortization	129,693	128,706
General and administrative	23,899	25,561
Litigation reserve	-	2,050
Pursuit / transaction costs	205	1,100
Non-operating income	(1,666)	(4,997)
Gains on sales of properties	(239,577)	(55,078)
Impairment charges and loan loss	90,860	43,577
Debt satisfaction (gains) charges, net	2,228	(2,378)
Equity in (earnings) losses of non-consolidated entities	(192)	1,064
Lease termination income	(925)	(2,934)
Straight-line adjustments	(16,246)	(12,552)
Lease incentives	1,459	1,456
Amortization of above/below market leases	(6,632)	1,180

Net Operating Income - ("NOI")	252,888	240,938

Less NOI:
Acquisitions and dispositions	(79,160)	(67,974)

Same-Store NOI	$173,728	$172,964

NOI for NAV:

Nine months ended
September 30, 2018

NOI per above	$252,888
Less NOI:
Disposed of properties	(48,198)
Assets held for sale	(10,668)
Assets acquired in 2018	(3,385)
Assets less than 70% leased / Other	(1,168)
NOI for NAV	$189,469

46

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	Trailing 12 Months

Net income (loss) attributable to Lexington Realty Trust shareholders	$218,016	$(1,694)	$(14,315)	$30,850	$232,857
Interest and amortization expense	21,159	21,734	20,331	20,055	83,279
Provision for income taxes	444	379	503	743	2,069
Depreciation and amortization	37,716	45,440	46,537	45,262	174,955
Straight-line adjustments	(5,367)	(6,013)	(4,866)	(7,232)	(23,478)
Lease incentives	404	519	536	513	1,972
Amortization of above/below market leases	(3,384)	(3,226)	(22)	364	(6,268)
Gains on sales of properties	(202,371)	(14,432)	(22,774)	(8,350)	(247,927)
Impairment charges and loan loss	2,542	35,269	53,049	1,419	92,279
Debt satisfaction (gains) charges, net	2,228	-	-	(3,818)	(1,590)
Unearned contingent acquisition consideration	-	-	-	(3,922)	(3,922)
Non-cash charges, net	1,635	1,625	1,939	2,119	7,318

Pro-rata share adjustments:
Non-consolidated entities adjustment	1,388	449	445	341	2,623
Noncontrolling interests adjustment	2,580	644	(723)	345	2,846

Adjusted EBITDA	$76,990	$80,694	$80,640	$78,689	$317,013

47

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Nine months ended September 30, 2018		(Debt + Preferred) / Gross Assets:	Nine months ended September 30, 2018
Common share dividends per share	$0.5325		Consolidated debt	$1,655,564
Adjusted Company FFO per diluted share	0.74		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	72.0%		Debt and preferred	$1,752,334

Unencumbered Assets:			Total assets	$3,171,940
Real estate, at cost	$3,424,227		Plus depreciation and amortization:
held for sale real estate, at cost	141,231		Real estate	934,096
less encumbered real estate, at cost	(797,382)		Deferred lease costs	19,074
Unencumbered assets	$2,768,076		Held for sale assets	14,217

Unencumbered NOI:			Gross assets	$4,139,327
NOI	$252,888
Disposed of properties NOI	(48,198)		(Debt + Preferred) / Gross Assets	42.3%
Adjusted NOI	204,690
less encumbered adjusted NOI	(57,237)		Debt / Gross Assets:
Unencumbered adjusted NOI (Quarters)	$147,453		Consolidated debt	$1,655,564
Unencumbered NOI %	72.0%
			Gross assets	$4,139,327
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$317,013		Debt / Gross assets	40.0%

Consolidated debt	$1,655,564		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents (1)	(385,252)		Mortgages and notes payable	$585,369
Non-consolidated debt, net	107,700
Net debt	$1,378,012		Gross assets	$4,139,327

Net debt / Adjusted EBITDA	4.3	x	Secured Debt / Gross Assets	14.1%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$317,013		Consolidated debt	$1,655,564
			less mortgages and notes payable	(585,369)
Net debt	$1,378,012		Unsecured Debt	$1,070,195
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,474,782		Unencumbered adjusted NOI (Annual)	$193,850

(Net Debt + Preferred) / Adjusted EBITDA	4.7	x	Unsecured Debt / Unencumbered NOI	5.5	x

Footnotes

(1)	Includes funds held at 1031 exchange intermediaries.

48

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		Jeffries & Company, Inc.
James Feldman	(646) 855-5808	Jon Peterson	(212) 284-1705

Barclays Capital		KeyBanc Capital Markets Inc.
Ross L. Smotrich	(212) 526-2306	Craig Mailman	(917) 368-2316

D.A. Davidson		Ladenburg Thalmann & Co., Inc.
Barry Oxford	(212) 240-9871	John Massocca	(212) 409-2543

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

49

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015 | New York, NY 10119-4015 | (212) 692-7200 | www.lxp.com

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